Exhibit 32.1

Certification of

Chief Executive Officer

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

I, Lawrence Bruno, Chief Executive Officer of Core Laboratories Inc. (the "Company"), hereby certify that the accompanying Annual Report on Form 10-K for the year ended December 31, 2023, filed by the Company with the Securities and Exchange Commission on the date hereof fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended, (the "Report").

I further certify that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	February 14, 2024	/s/ Lawrence Bruno
Name: Lawrence Bruno
Title: Chief Executive Officer